UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALIM	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2019, Alimera Sciences, Inc. (“Alimera”) filed a certificate of amendment to Alimera’s restated certificate of incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which effected a one-for-15 reverse stock split (the “reverse split”) of Alimera’s issued and outstanding shares of common stock at 5:01 PM Eastern Time on that date.

As a result of the reverse split, every 15 shares of common stock issued and outstanding was converted into one share of common stock. No fractional shares were issued in connection with the reverse split. Stockholders who would otherwise be entitled to a fractional share of common stock will instead receive a cash payment equal to such fraction multiplied by the average of the closing sales prices of the common stock (as adjusted to give effect to the reverse split) on The Nasdaq Global Market for the five consecutive trading days immediately preceding the effective date.

The reverse split did not change the par value of the common stock or the authorized number of shares of common stock. The reverse split affected all stockholders uniformly and did not alter any stockholder’s percentage interest in Alimera’s equity (other than as a result of the payment of cash in lieu of fractional shares). All outstanding options, preferred stock, restricted stock units, warrants and other securities entitling their holders to purchase or otherwise receive shares of Alimera’s common stock have been adjusted as a result of the reverse split, as required by the terms of each security. The number of shares available to be awarded under Alimera’s 2019 Omnibus Incentive Plan and the number of shares that are purchasable under Alimera’s 2010 Employee Stock Purchase Plan have also been appropriately adjusted.

The common stock will begin trading on The Nasdaq Global Market on a post-reverse split basis when the market opens on November 15, 2019. The new CUSIP number for Alimera’s common stock following the reverse split is 016259202.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.2 and is incorporated herein by reference.

Alimera issued a press release regarding the reverse split on November 14, 2019. The full text of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Alimera Sciences, Inc. effective November 14, 2019
99.1	Press Release of Alimera Sciences, Inc. dated November 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: November 14, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer

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